Exhibit 99.2

Contacts:	Shannon Lapierre	Olivia Bellingham
	Public Relations	Investor Relations
	(631) 342-3839	(631) 342-4687
	shannon.lapierre@ca.com	olivia.bellingham@ca.com
CA CONTINUES EFFORTS TO IMPROVE EFFICIENCY AND
CAPTURE STRATEGIC GROWTH OPPORTUNITIES
Restructuring Plan Expected to Deliver Annualized Savings of $75 Million;
Includes Workforce Reduction of 5 Percent
ISLANDIA, N.Y., July 27, 2005 – Computer Associates International, Inc. (NYSE:CA) today announced a restructuring plan to continue its efforts to improve its overall efficiency and productivity and to more closely align the Company’s investments with its strategic growth opportunities. Once completed, the restructuring is expected to yield approximately $75 million in savings on an annualized basis.
“As CA moves forward and further sharpens its market focus, we continuously evaluate our business to ensure we have the right people, processes and other investment strategies in place to take advantage of market opportunities that provide the strongest returns on invested capital to our shareholders,” said CA Chief Operating Officer Jeff Clarke. “The changes we are making will enable CA to drive more efficiency and benefits from its resources, grow the business and generate even stronger bottom-line performance.”
As a result of the restructuring plan, which is expected to be substantially implemented by the end of the calendar year, CA will reduce its workforce by approximately 5 percent or 800 positions worldwide, and is also identifying opportunities for facility and procurement rationalization. The workforce reductions are focused on improving productivity and simplifying the product portfolio in research and development; improving overall sales performance; driving efficiencies in back-office operations; and international operations. Workforce-reduction plans will vary by country, based on local legal requirements and in consultation with work councils and employee representatives, as appropriate.

CA expects to take a second quarter fiscal year 2006 pretax charge of between $50 million to $75 million related to severance and associated costs.
“We are committed to making the workforce reductions and taking the costs out of the business as quickly as possible to realize savings,” said CA Chief Financial Officer Bob Davis.
CA has made a number of improvements over the past year as part of its overall efforts to rebuild and refocus the Company. As part of its overall strategy to focus on systems and security management solutions for the enterprise, CA announced a new business unit structure to improve accountability and productivity and has also evaluated its investments in its overall solutions portfolio. In addition, the Company has launched a new sales compensation program, made several key new management hires and acquired a handful of technology companies.
In September 2004, CA announced a restructuring plan that yielded annual savings of $70 million and resulted in a $28 million charge in the second quarter of fiscal year 2005.
Webcast
CA will discuss the restructuring plan during its first quarter fiscal year 2006 financial results webcast at 5 p.m. EDT today. Investors and the media can access the webcast at http://ca.com/invest.
About CA
Computer Associates International, Inc. (NYSE:CA), one of the world’s largest management software companies, delivers software and services across operations, security, storage, life cycle and service management to optimize the performance, reliability and efficiency of enterprise IT environments. Founded in 1976, CA is headquartered in Islandia, N.Y., and serves customers in more than 140 countries. For more information, please visit http://ca.com.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this communication (such as statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) constitute “forward-looking statements.” A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the risks and uncertainties associated with the CA deferred prosecution agreement with the United States Attorney’s Office of the Eastern District, including that CA could be charged with criminal offenses if it violates this agreement; the risks and uncertainties associated with the agreement that CA entered into with the Securities and Exchange Commission (“SEC”), including that CA may be subject to substantial civil penalties and fines if its violates this agreement; civil litigation arising out of the matters that are the subject of the Department of Justice and the Securities and Exchange Commission investigations, including shareholder derivative litigation; CA may encounter difficulty in successfully integrating acquired companies; CA is subject to intense competition and increased competition is expected in the future; certain software is licensed from third parties who require, among other things, the payment of royalties, which could affect the development and enhancement of CA’s products; CA’s products must remain compatible with, and CA’s product development is dependent upon access to, changing operating environments; CA’s credit ratings have been downgraded and could be downgraded further; CA has a significant amount of debt; the failure to protect CA’s intellectual property rights may weaken its competitive position; CA may become dependent upon large transactions; customer decisions are influenced by general economic conditions; the market for some or all of CA’s key product areas may not grow; customers are still adapting to CA’s Business Model; third parties may claim that CA’s products infringe their intellectual property rights; fluctuations in foreign currencies could result in transaction losses; the volatility of the international marketplace; and the other factors described in CA’s Annual Report on Form 10-K for the year ended March 31, 2005 and its most recent quarterly report filed with the SEC. CA assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.
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© 2005 Computer Associates International, Inc. One Computer Associates Plaza, Islandia, N.Y. 11749. All trademarks, trade names, service marks, and logos referenced herein belong to their respective companies.